Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Ido Chitman

Noa Afik

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Micha Tollman

Shani Rapoport

Lior Gelbard

Michal Sagmon

Hila Roth

Keren Tal

Neta Goshen

Roy Masuri

Eyal Yacoby
Daphna Livneh

Tamar Gilboa

Yael Hoefler

Sagi Schiff

Lilach Grimberg

Adi Samuel

Netanella Treistman

Daniel Damboritz

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Dana Heller

Adi Tal
Yulia Lazbin

Joshua Lieberman
Liat Pillersdorf

Orly Rottenberg
Avi Anouchi

Shay Fahima
Sivan Gilron Dotan

Naftali Nir
Tomer Bar-Nathan
Evan Schendler
Lihi Katzenelson

Eyal Aichel

Shahar Uziely

Edan Regev
Yehudit Biton

Ohad Shalem

Gitit Ramot-Adler
Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz

Daniella Milner
Harel Sinai

Amos Oseasohn

Guy Kortany

Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann

Itamar Lippner

Ricki Newman
Roni Osborne

Ortal Zanzuri

Reut Sasson
Josh Hersch
Roey Sasson

Shir Eshkol

Nir Rodnizky

Noa Slavin
Guy Fatal
Shani Lorch
Ira Burshtein

Elichai Bitter

Amir Weiser

Itamar Cohen
Shai Margalit

Yossi Paloch
Ofir Schwartz
Meital Singer

Yonatan Whitefield

Moshe Lankry

Shira Teger

Rachel Lerman

Ravid Saar

Debbie Shalit

Sophie Blackston
Eti Elbaz

Hagar Mizrachi
Elad Morgenstern
Ron Ashkenazi

Dafna Raz

Sara Haber
Erez Leibovich

Ilan Akouka

Shlomit Bukaya

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Ophir Dagan
Yael Meretyk Hanan

Dov Ehrman
Nataly Damary
Noam Pratzer

Nava Rozolyo

Shiran Glitman

Dor Daniel

Michael Rosenblit

Heni Rothstein-Cohen

Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana

Yahel Kaplan

Liad Kalderon

Daniel Szriber

Shachar Hindi

Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu
Derora Tropp

Rotem Bar Ner

Rebecca Hazan Of Counsel
Roy Keidar Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel-Aviv, February 15, 2018

Cyren Ltd.

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), for the purpose of registering under the Securities Act 4,600,000 of the Company’s Ordinary Shares, nominal value NIS 0.15 per share (the “Shares”), available for issuance under the Cyren Ltd. 2016 Non-Employee Director Equity Incentive Plan and the Cyren Ltd. 2016 Equity Incentive Plan (together, the “Plans”).

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, we have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws, and we have also assumed the compliance of any grant of Shares with the Company's compensation policy, as in effect from time to time.

As outside Israeli counsel to the Company, we have performed such investigations, and have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. Upon the basis of such examination, we are of the opinion that, the Shares have been duly and validly authorized for issuance and, when issued in accordance with the applicable grant or option agreement, pursuant to the terms of the Plans and in accordance with the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co

Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il